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                                                                   Exhibit 10.5

                             HA-LO INDUSTRIES, INC.
                             5800 WEST TOUHY AVENUE
                                 NILES, IL 60714


                                                   April 10, 2001

Mr. Linden D. Nelson
6180 Wing Lake Road
Bloomfield Hills, MI  48301

Dear Linden:

        This letter is with respect to the Agreement to Purchase Membership Interest between HA-LO Industries, Inc., a Delaware corporation and yourself (the "Agreement") regarding HA-LO's membership interest in iDentify Licensing Management, LLC (the "LLC"). As you recall, pursuant to our discussions which were reflected in my e-mail to you on March 21, 2001, we had earlier agreed that the closing of the transactions would occur during the week of April 2, 2001 and, at your option, notwithstanding the terms of the Agreement, you would have had the opportunity to purchase less than all of HA-LO's membership interest in the LLC.

        This letter, when countersigned below by you, will reflect our revised understanding that (1) the amendment to the Agreement reflected in the March 21, 2001 e-mail is void and you hereby commit to purchase all of HA-LO's remaining interest in the LLC; (2) you agree to wire transfer to HA-LO the sum of six million dollars ($6,000,000) no later than April 20th, 2001, and (3) you agree to wire transfer to HA-LO the sum of eight million dollars ($8,000,000) representing the remainder of the purchase price no later than May 16th, 2001. Upon timely receipt of the full purchase price, HA-LO consents to Comerica Bank releasing to you the closing documents deposited in escrow with Comerica Bank on 3-20-01.

        Please reflect your agreement by countersigning below.

                                                   Very truly yours,
                                                   HA-LO Industries, Inc.

                                                   /s/ Marc S. Simon
                                                   By: Marc S. Simon
                                                   Chief Executive Officer

AGREED this 10th day of
April, 2001

/s/ LINDEN D. NELSON
-----------------------------
Linden D. Nelson